UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 22, 2006

ARCTIC CAT INC.

(Exact name of Registrant as Specified in Its Charter)

Minnesota

(State or Other Jurisdiction
of Incorporation)

0-18607	41-1443470
(Commission	(I.R.S. Employer
File Number)	Identification No.)

601 Brooks Avenue South
Thief River Falls, Minnesota	56701
(Address of Principal Executive Offices)	(Zip Code)

(218)-681-8558
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On December 22, 2006, the registrant purchased 615,000 of its Class B Common Stock from Suzuki Motor Corporation in a private transaction effected in accordance with the registrant’s previously announced  share repurchase program at a price of $17.53 per share.  Shares of Class B Common Stock are held solely by Suzuki Motor Corporation and are not publicly traded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARCTIC CAT INC.

	By	/s/ Timothy C. Delmore
Timothy C. Delmore,
Chief Financial Officer

Dated: December 22, 2006